Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 27, 2003 in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Inet Technologies, Inc. We also consent to the incorporation by reference of our report dated January 27, 2003 with respect to the consolidated financial statement schedule of Inet Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Dallas, Texas

September 24, 2003